As filed with the U.S. Securities and Exchange Commission on April 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAZIL POTASH CORP.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

198 Davenport Road Toronto, Ontario, Canada	M5R 1J2
(Address of Principal Executive Offices)	(Zip Code)

Brazil Potash Corp. 2024 Incentive Compensation Plan

(Full tile of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

Tel: +1 (212) 947-7200

(Telephone number, including area code, of agent for service)

With copies to:

Rebecca G. DiStefano

William Wong

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

Tel: +1 (305) 579-0541

Fax: +1 (305) 579-0717

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (which we refer to as this “Registration Statement”) is being filed by Brazil Potash Corp., a corporation existing under the laws of the Province of Ontario, Canada (which we refer to as our “Company”), in connection with the registration of:

(i)

the common shares, no par value per share, of our Company (which we refer to as “Common Shares”) that are reserved for issuance pursuant to future awards granted under the Brazil Potash Corp. 2024 Incentive Compensation Plan (which we refer to as the “2024 Incentive Compensation Plan”); and

(ii)

the reoffer and resale of 5,462,250 Common Shares issued pursuant to, or subject to, awards previously granted under the 2024 Incentive Compensation Plan, consisting of (a) 88,125 Common Shares issued to certain Selling Shareholders (as defined below) pursuant to settlements of restricted stock units (which we refer to as “RSUs”) or deferred stock units (which we refer to as “DSUs”), (b) 4,936,625 Common Shares issuable to certain Selling Shareholders pursuant to the vesting and settlement of RSUs, and (c) 437,500 Common Shares issuable to certain Selling Shareholders pursuant the vesting and settlement of DSUs, in each case, granted to the respective Selling Shareholders under the 2024 Incentive Compensation Plan.

This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of Common Shares that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), by certain directors, officers, other employees, and consultants of our Company identified in the reoffer prospectus (each of which we refer to as a “Selling Shareholder”) for their own accounts. The inclusion of such Common Shares in the reoffer prospectus does not necessarily represent a present intention to sell any or all of such Common Shares. In accordance with General Instruction C of Form S-8, the amount of Common Shares to be reoffered or resold under the reoffer prospectus by each Selling Shareholder, and any other person with whom he or she is acting in concert for the purpose of selling such Common Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

In accordance with the instructional Note to Part I of Form S-8, the information called for in Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to the participants under the 2024 Incentive Compensation Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed by our Company with the U.S. Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registration Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I of Form S-8 is included in documents that have been or will be sent or given to the participants under the 2024 Incentive Compensation Plan pursuant to Rule 428(b) under of the Securities Act.

ii

REOFFER PROSPECTUS

BRAZIL POTASH CORP.

5,462,250 Common Shares

This prospectus relates to 5,462,250 common shares, no par value per share (which we refer to as “Common Shares”), of Brazil Potash Corp., a corporation existing under the laws of the Province of Ontario, Canada, which may be reoffered and resold from time to time by certain of our shareholders that are directors, officers, other employees, or consultants of our Company (which we refer to collectively as the “Selling Shareholders”) for their own accounts. We will not receive any of the proceeds from the sale of Common Shares by the Selling Shareholders pursuant to this prospectus.

The Common Shares that may be reoffered and resold under this prospectus consist of (i) 88,125 Common Shares issued to certain Selling Shareholders pursuant to settlements of restricted stock units (which we refer to as “RSUs”) or deferred stock units (which we refer to as “DSUs”), (ii) 4,936,625 Common Shares issuable to certain Selling Shareholders pursuant to the vesting and settlement of RSUs, and (iii) 437,500 Common Shares issuable to certain Selling Shareholders pursuant the vesting and settlement of DSUs, in each case, granted to the respective Selling Shareholders under the Brazil Potash Corp. 2024 Incentive Compensation Plan (which we refer to as our “2024 Incentive Compensation Plan”).

The Selling Shareholders may sell the Common Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Shareholders may sell any, all, or none of their Common Shares, and we do not know when or in what amount the Selling Shareholders may sell their Common Shares under this prospectus. The price at which any of the Common Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Common Shares may be sold at the market price of the Common Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Common Shares. The Selling Shareholders will bear any and all sales commissions and similar expenses in connection with sales of their Common Shares hereunder. We provide more information regarding how the Selling Shareholders may sell their Common Shares in the section entitled “Plan of Distribution”.

Our Common Shares are listed on the NYSE American stock exchange (which we refer to as the “NYSE American”) under the symbol “GRO”. On April 25, 2025, the last sale price of our Common Shares reported on the NYSE American was $2.33 per share.

The amount of Common Shares to be offered or resold under this prospectus by each Selling Shareholder, or other person with whom he or she is acting in concert for the purpose of selling Common Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”).

Investing in our Common Shares involves a high degree of risk. Before buying any Common Shares, you should carefully read the discussion of the risks of investing in our Common Shares in the section entitled “Risk Factors” on page 3 of this prospectus.

The U.S. Securities and Exchange Commission (which we refer to as the “SEC”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts, or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section entitled “Plan of Distribution”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2025.

ABOUT THIS REOFFER PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to “Brazil Potash”, our “Company”, “we”, “us”, “our”, and similar references refer to Brazil Potash Corp., a corporation existing under the laws of the Province of Ontario, Canada, and its subsidiaries.

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders are not making an offer to sell Common Shares in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Common Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

THE COMPANY

Business Overview

We are a mineral exploration and development company with a potash mining project (the “Autazes Project”) located in the state of Amazonas, Brazil. Our technical operations are based in Autazes, Amazonas, Brazil and Belo Horizonte, Minas Gerais, Brazil, and our corporate office is in Toronto, Ontario, Canada. The Autazes Project has not yet commenced commercial extraction, processing, sale, or distribution of potash ore. Accordingly, we have not generated any revenues as of the date of this prospectus, and we do not expect to realize profits in the short term. Our plan of operations for the next few years includes securing all required environmental licenses for the Autazes Project, and, subject to securing sufficient funds, commencing all phases of the construction of the Autazes Project.

Once our operations commence, our operating activities will be focused on the extraction and processing of potash ore from the underground mine of the Autazes Project and selling and distributing the processed potash in Brazil.

Corporate Information

Our legal and commercial name is Brazil Potash Corp. We were incorporated on October 10, 2006 under the laws of the Province of Ontario, Canada, and are headquartered in Toronto, Ontario, Canada. We were formed to engage in the exploration and mining of potash in Brazil.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our principal executive offices are located at 198 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, and our main telephone number is +1(416) 309-2963. Our internet website is www.brazilpotash.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or our registration statement of which this prospectus forms a part. You should not consider any information on our website to be a part of this prospectus or our registration statement of which this prospectus forms a part, or use any such information in your decision on whether to purchase our Common Shares.

RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Before investing in our Common Shares, you should carefully consider the risks set forth under “Item 3.D. Risk Factors” of Part I of our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by that certain Amendment No. 1 to Form 20-F filed with the SEC on April 9, 2025, which are incorporated by reference herein, and in subsequent reports filed by us with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, liquidity, financial condition, and prospects could be materially and adversely affected. In such an event, the market price of our Common Shares could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target”, “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. Forward-looking statements in this prospectus include, but are not limited to, statements with respect to:

•	our ability to achieve profitability in the future;

•	our ability to obtain and maintain the necessary permits and licenses for the Autazes Project, and the timing and possible outcome of pending regulatory and permitting matters;

•	proposed expenditures for exploration work, and general and administrative expenses;

•	our ability to manage our development, growth and operating expenses;

•	the cost, timing, and results of our future development, construction, mining and production activities at the Autazes Project;

•	maintaining rights of access to, including successfully acquiring, leasing, purchasing and/or obtaining rights to occupy, the land for the development and operation of the Autazes Project;

•	our capital requirements and need for additional financing, and our ability to raise additional capital;

•	the estimated results of planned development, mining and production activities;

•	the estimated results of our greenhouse gas emissions analysis;

•	the supply and demand of potash;

•	general economic and financial conditions;

•	governmental regulation of mining operations and related matters;

•	our prospects, strategies, and business objectives and milestones; and

•	mining industry operational risk and industry trends.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.

We have based the forward-looking statements in this prospectus on our current expectations, estimates, and assumptions about future events. Although we believe that we have a reasonable basis for the forward-looking statements in this prospectus, we cannot guarantee that future results, performance, or events and circumstances reflected in such forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to numerous risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in this prospectus. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements in this prospectus. The results, events, and circumstances reflected in such forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in such forward-looking statements.

The forward-looking statements in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. The forward-looking statements in this prospectus do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Additionally, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to place undue reliance on these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

USE OF PROCEEDS

The offers and resales of shares of our Common Stock under this prospectus are being conducted by the Selling Shareholders, and we will not receive any of the proceeds from the respective sales of our Common Shares by the Selling Shareholders. All proceeds from the respective sales of our Common Shares under this prospectus will be for the respective accounts of the Selling Shareholders. See the sections in this prospectus entitled “Selling Shareholders” and “Plan of Distribution”.

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time by the Selling Shareholders of up to 5,462,250 Common Shares, consisting of (i) 88,125 Common Shares issued to certain Selling Shareholders pursuant to settlements of RSUs or DSUs, (ii) 4,936,625 Common Shares issuable to certain Selling Shareholders pursuant to the vesting and settlement of RSUs, and (iii) 437,500 Common Shares issuable to certain Selling Shareholders pursuant the vesting and settlement of DSUs, in each case, acquired by the respective Selling Shareholders under our 2024 Incentive Compensation Plan.

The following table sets forth (i) the number and percentage of Common Shares beneficially owned by each Selling Shareholder as of April 25, 2025, (ii) the number of Common Shares being offered for resale under this prospectus by each Selling Shareholder, and (iii) the number and percentage of Common Shares that each Selling Shareholder will beneficially own immediately following the completion of the offering, assuming that (a) all Common Shares being offered for resale under this prospectus are sold, (b) no other Common Shares beneficially owned by each respective Selling Shareholder are also sold, and (c) no Selling Shareholder will acquire additional Common Shares prior to the completion of the offering. The Selling Shareholders may sell any, all or none of the Common Shares being offered for resale under this prospectus, and we do not know when or in what amount the Selling Shareholders may sell such Common Shares. The inclusion of such Common Shares in the table below does not necessarily represent a present intention by the Selling Shareholders to sell any or all of such Common Shares. However, for the purposes of the table below, we have assumed that, after the completion of the offering, all Common Shares covered by this prospectus have been sold. We have based percentage ownership of our Common Shares on 38,413,737 Common Shares outstanding as of April 25, 2025.

To the extent a Selling Shareholder is an “affiliate” (as such term is defined under the Securities Act) of our Company, the amount of Common Shares that may be reoffered or resold by means of this prospectus by such Selling Shareholder, and any other person with whom such Selling Shareholder is acting in concert for the purpose of selling such Common Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, is generally determined by voting power and/or investment power with respect to such securities, and, for purposes of the following table, includes Common Shares issuable pursuant to stock options that are exercisable within 60 days of the date of this prospectus, and Common Shares issuable pursuant to RSUs and/or DSUs that are subject to vesting and settlement conditions expected to occur within 60 days of the date of this prospectus. Common Shares issuable pursuant to stock options, RSUs and/or DSUs are deemed outstanding for purposes of computing the beneficial ownership percentage of such Selling Shareholder holding such securities, but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other Selling Shareholder. Unless otherwise noted below, to our knowledge, all Common Shares set forth in the following table are owned of record by such Selling Shareholder named as beneficial owner thereof, and such Selling Shareholder has sole voting and investment power with respect to such Common Shares.

Except as noted in the footnotes to the following table, the address for each of the Selling Shareholders named in the table below is c/o Brazil Potash Corp., 198 Davenport Road, Toronto, Ontario, Canada, M5R 1J2.

	Common Shares Beneficially Owned Prior to the Offering			Common Shares Being Offered(1)		Common Shares Beneficially Owned Immediately Following the Offering(2)
Selling Shareholder	Shares		Percentage	Shares		Shares		Percentage
Mayo Schmidt Executive Chairman and Director	155,000	(3)	*	500,000	(4)	30,000		*
Matthew Simpson Chief Executive Officer	20,000		*	750,000	(5)	20,000		*
Ryan Ptolemy Chief Financial Officer	56,250	(6)	*	250,000	(5)	56,250	(6)	*
Neil Said Corporate Secretary	43,750	(7)	*	375,000	(5)	43,750	(7)	*
Adriano Espeschit President and sole officer of Potássio do Brasil Ltda.	13,465		*	375,000	(5)	13,465		*
Deborah Battiston Director	3,113		*	25,000	(5)	3,113		*
Brett Lynch Director	—		*	100,000	(5)	—		*
Pierre Pettigrew Director	61,207	(8)	*	62,500	(5)	61,207	(8)	*
Peter Tagliamonte Director	778		*	25,000	(5)	778		*
Carmel Daniele	11,282,124	(9)	29.4%	181,250	(10)	11,100,874		28.9%
Stan Bharti Former Executive Chairman and Director(11)	4,131,059	(12)	10.8%	850,000	(13)	4,106,059		10.7%
Other Selling Shareholders(14)	1,164,250		3.0%	1,968,500	(15)	391,875		1.0%

*	Represents beneficial ownership of less than 1%.
(1)	Reflects our Common Shares offered under this prospectus.
(2)

Assumes, with respect to each Selling Shareholder, that (a) all of the Common Shares being offered by such Selling Shareholder under this prospectus are sold, (b) no other Common Shares beneficially owned by such Selling Shareholder are also sold, and (c) such Selling Shareholder will not acquire additional Common Shares prior to the completion of the offering.

(3)	Represents 30,000 Common Shares held by Mr. Schmidt, and 125,000 Common Shares issuable pursuant to the settlement of vested RSUs held by Mr. Schmidt.
(4)

Represents (i) 250,000 Common Shares issuable pursuant to the vesting and settlement of RSUs, and (ii) 250,000 Common Shares issuable pursuant to the vesting and settlement of DSUs, acquired by Mr. Schmidt under our 2024 Incentive Compensation Plan.

(5)

Represents the number of Common Shares issuable pursuant to the future vesting and settlement of unvested RSUs acquired by such Selling Shareholder under our 2024 Incentive Compensation Plan, which RSUs will vest more than 60 days from the date of this prospectus.

(6)	Represents 56,250 Common Shares issuable upon the exercise of stock options held by Mr. Ryan Ptolemy.
(7)	Represents 43,750 Common Shares issuable upon the exercise of stock options held by Mr. Neil Said.
(8)	Represents 36,207 Common Shares held by Mr. Pierre Pettigrew, and 25,000 Common Shares issuable upon the exercise of stock options held by Mr. Pettigrew.

(9)

Represents 10,766,999 Common Shares held directly by CD Capital Natural Resources BPC LP (which we refer to as “CD Capital”), 365,125 Common Shares held directly by Ms. Carmel Daniele, 125,000 Common Shares issuable pursuant to the settlement of DSUs held by Ms. Daniele, and 25,000 Common Shares issuable upon the exercise of stock options held directly by CD Capital. Ms. Daniele is the founder and Chief Investment Officer of CD Capital, and, as such, Ms. Daniele has voting and investment power over the Common Shares beneficially held by CD Capital. Ms. Daniele disclaims beneficial ownership of the Common Shares held by CD Capital, except for any pecuniary interests therein. The address of each of CD Capital and Ms. Daniele is 105 Piccadilly, Penthouse Suite, London, W1J 7NJ, United Kingdom.

(10)

Represents (i) 56,250 Common Shares issued pursuant to the settlement of vested DSUs acquired by CD Capital, and (ii) 125,000 Common Shares issuable pursuant to the settlement of vested DSUs acquired by Ms. Carmel Daniele, in each case under our 2024 Incentive Compensation Plan.

(11)	Mr. Bharti resigned as our Executive Chairman and a director on the board of directors of our Company on January 6, 2025.
(12)

Represents 4,006,059 Common Shares held directly by Mr. Stan Bharti, his spouse, or his lineal descendants, and 125,000 Common Shares issuable upon the exercise of stock options held by Mr. Bharti. Mr. Bharti disclaims beneficial ownership of the 1,500,000 Common Shares beneficially owned by his lineal descendants. The address of Mr. Bharti is 65 Binscarth Road, Toronto, Ontario Canada, M4W 1Y8.

(13)

Represents (i) 25,000 Common Shares issued pursuant to the settlement of vested RSUs, and (ii) 825,000 Common Shares issuable pursuant to the future vesting and settlement of RSUs, which RSUs will vest more than 60 days from the date of this prospectus, in each case acquired by Mr. Bharti under our 2024 Incentive Compensation Plan.

(14)

Includes the following 23 non-affiliated Selling Shareholders: Advanced Media Solutions, Luis Adams, Davidson Aquino, Daniyal Baizak, Blackfriars Capital Inc., Rafael Bloise, Helio Diniz, Xuan Do, Mark Eaton, Heidi Gerry, Kam Gill, David Gower, Miya Kobayash, Rebecca Larrat, Fred Leigh, Guilherme Lopes, Indivar Pathak, Lucio Rabelo, Wanda Roque, Darian Schmidt, Luciano Araujo Tavares, Wen Ye, and Mike Young.

(15)

Represents the aggregate number of (i) Common Shares issued pursuant to settlements of vested RSUs and DSUs, and (ii) Common Shares issuable pursuant to the vesting and future settlement of RSUs and DSUs, in each case acquired by such respective other Selling Shareholders under our 2024 Incentive Compensation Plan.

PLAN OF DISTRIBUTION

We are registering the offer and resale of our Common Shares covered by this prospectus to permit the Selling Shareholders to conduct offers and resales of these Common Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of our Common Shares offered by the Selling Shareholders under this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of our Common Shares will be the purchase price of the Common Shares less any discounts and commissions. The Selling Shareholders reserve the right to accept or reject any proposed purchases of the Common Shares offered by this prospectus.

The Common Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholders, or

•

through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the Common Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Common Shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements under the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between any of the Selling Shareholders and any underwriter, broker-dealer, or agent regarding the sale of Common Shares by any of the Selling Shareholders.

The Common Shares offered by this prospectus may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Sales of the Common Shares offered by this prospectus may be effected in one or more transactions:

•	on the NYSE American or any other national securities exchange or quotation service on which our Common Shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such securities exchanges or quotation services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of Common Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholder(s), the aggregate amount of Common Shares being offered, and the terms of the offering, including, to the extent required, (i) the name or names of any underwriters, broker-dealers, or agents, (ii) any discounts, commissions, and other terms constituting compensation to any such underwriters, broker-dealers, or agents, and (iii) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will act independently from us in making decisions with respect to the timing, manner, and size of each resale or other transfer of the Common Shares offered by this prospectus. There can be no assurance that the Selling Shareholders will sell any or all of the Common Shares offered by this prospectus. Additionally, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise, or gift Common Shares by other means not described in this prospectus. Furthermore, any Common Shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Common Shares may be sold in certain states only through registered or licensed brokers or dealers, and in certain states, Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Common Shares offered by this prospectus will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of sales and purchases of any Common Shares by the Selling Shareholders or any other person. Additionally, Regulation M may restrict the ability of any person engaged in the distribution of Common Shares to engage in market-making activities with respect to the particular Common Shares being distributed. This may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

The Selling Shareholders may indemnify any underwriter or broker that participates in transactions involving the sale of the Common Shares offered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Common Shares offered by this prospectus are being passed upon for us by Wildeboer Dellelce LLP, Toronto, Ontario.

EXPERTS

MNP LLP, independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, December 31, 2024, 2023 and 2022, as set forth in its reports thereon. Such consolidated financial statements have been incorporated by reference into this prospectus and the registration statement, of which this prospectus is a part, in reliance on the reports of MNP LLP, given on their authority as experts in accounting and auditing. MNP LLP is independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence. The principal business address of MNP LLP is 50 Burnhamthorpe Road W, Suite 900, Mississauga, Ontario, Canada, L5B 3C2.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed by us with the SEC are hereby incorporated by reference in this prospectus:

(a)

our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by that certain Amendment No.  1 to Form 20-F filed with the SEC on April 9, 2025, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	our reports on Form 6-K, filed with the SEC on (i) December 17, 2024 (excluding Exhibit 99.1 furnished thereunder), and (ii) January 6, 2025 (excluding Exhibit 99.1 furnished thereunder); and

(c)

the description of our Common Shares contained in our Registration Statement on Form 8-A12B (File No. 001-42423), filed with the SEC under Section 12(b) of the Exchange Act on November 26, 2024, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement, of which this prospectus is a part, that indicates that all securities offered thereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and other reports, and other information, with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Additionally, our annual report on Form 20-F and reports on Form 6-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our corporate website at www.brazilpotash.com. These filings will be available as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC by us. Information contained on our website is not part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, other than the exhibits to those documents, unless such exhibits are specifically incorporated by reference in this prospectus. Requests for such documents should be directed to Brazil Potash Corp., attention: Corporate Secretary, at 198 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, or by telephone at +1(416) 309-2963.

BRAZIL POTASH CORP.

5,462,250 Common Shares

REOFFER PROSPECTUS

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by Brazil Potash Corp. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”):

(a)

the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by that certain Amendment No. 1 to Form 20-F filed with the SEC on April 9, 2025, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)

the Registrant’s reports on Form 6-K, filed with the SEC on (i) December 17, 2024 (excluding Exhibit 99.1 furnished thereunder), and (ii) January 6, 2025 (excluding Exhibit 99.1 furnished thereunder); and

(c)

the description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42423), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 26, 2024, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed to be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide without charge to each person to whom documents are being provided pursuant to Part I of this Registration Statement, upon the request of any such person, a copy of any document incorporated by reference herein (other than exhibits). Requests for such copies should be directed to Brazil Potash Corp. at 198 Davenport Road, Toronto, Ontario, Canada M5R 1J2, Attention: Corporate Secretary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None of the experts or counsel engaged by the Registrant, including MNP LLP, Greenberg Traurig, P.A. and Wildeboer Dellelce LLP, have any interests in the Registrant.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the Province of Ontario, Canada, and is governed by the Business Corporations Act (Ontario) (the “OBCA”). In accordance with the OBCA and pursuant to the Registrant’s bylaws (the “Bylaws”), subject to certain conditions, the Registrant shall, subject to the limitations contained in the OBCA, indemnify its directors and officers, any former director or officer, or any other individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of such association with the Registrant or other entity, if such individual:

•

acted honestly and in good faith with a view to the Registrant’s best interests, or, as the case may be, the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

Pursuant to the Bylaws, the Registrant shall also indemnify such individual in other circumstances as the OBCA permits or requires.

Additionally, the Registrant may purchase and maintain insurance for the benefit of any indemnified individual against such liabilities, in such amounts as its board of directors may from time to time determine and as permitted by the OBCA. The Registrant currently carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Furthermore, the Registrant has entered into an indemnity agreement with each of its current directors and officers, and intend to enter into an indemnity agreement with each of its future directors and officers, whereby the Registrant has agreed or will agree to indemnify such directors and officers against all expenses and liabilities incurred in such capacity to the fullest extent permitted by law, subject to limited exceptions.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to its directors, officers or persons controlling the Registrant pursuant to the foregoing or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a director, officer or controlling person asserts a claim for indemnification in connection with the successful defense of any action, suit or proceeding resulting from this offering, the Registrant will, unless otherwise advised by counsel, submit to a court of competent jurisdiction the question of whether such indemnification is against public policy. The Registrant will be governed by the final adjudication of such issue.

See also the Registrant’s undertakings set forth in Item 9 below.

Item 7. Exemption from Registration Claimed.

The issuance of the Common Shares being offered by the reoffer prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering, or Rule 701 under the Securities Act as issuances pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon such securities issued in these transactions. All such recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date

4.1	Articles of Incorporation of Brazil Potash Corp.	F-1	333-281663	3.1	August 20, 2024

4.2	Articles of Amendment (to Articles of Incorporation) of Brazil Potash Corp., dated October 18, 2024	F-1/A	333-281663	3.2	October 23, 2024

4.3	Bylaws of Brazil Potash Corp.	F-1/A	333-281663	3.3	October 23, 2024

4.4	Specimen Common Share Certificate	F-1	333-281663	4.1	August 20, 2024

5.1*	Opinion of Wildeboer Dellelce LLP

23.1*	Consent of Wildeboer Dellelce LLP (included in Exhibit 5.1)

23.2*	Consent of MNP LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1†	Brazil Potash Corp. 2024 Incentive Compensation Plan	F-1	333-281663	10.4	August 20, 2024

107*	Filing Fee Table

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on April 29, 2025.

BRAZIL POTASH CORP.

By:	/s/ Matthew Simpson
Name: Matthew Simpson
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned executives and directors of the Registrant, a corporation existing under the laws of the Province of Ontario, Canada, which is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission under the provisions of the Securities Act, and the Registrant’s Authorized Representative in the United States, hereby constitutes and appoints Matthew Simpson and Ryan Ptolemy, and each of them, as such individual’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Simpson Matthew Simpson	Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2025

/s/ Ryan Ptolemy Ryan Ptolemy	Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2025

/s/ Mayo Schmidt Mayo Schmidt	Executive Chairman and Director	April 29, 2025

/s/ Deborah Battiston Deborah Battiston	Director	April 29, 2025

/s/ Christian Joerg Christian Joerg	Director	April 29, 2025

/s/ Brett Lynch Brett Lynch	Director	April 29, 2025

Signature	Title	Date

/s/ Pierre Pettigrew Pierre Pettigrew	Director	April 29, 2025

/s/ Peter Tagliamonte Peter Tagliamonte	Director	April 29, 2025

Signature of Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized representative in the United States of Brazil Potash Corp. and has duly caused this Registration Statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, on April 29, 2025.

Authorized Representative in the United States:

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President